                                                                 EXHIBIT 99.1

                              POWER OF ATTORNEY

        I, the undersigned, do hereby constitute and appoint Stuart G. Johnston, Jr., my true and lawful attorney and agent, with full power of substitution and resubstitution in each of his agents, to do any and all acts and things on my behalf that they deem necessary or advisable to prepare, sign and electronically file on behalf of the undersigned any and all applicable and appropriate Schedules 13D or amendments thereto as required by the Securities Exchange Act of 1934 for transactions in voting securities.


        Dated: September 16, 1997.



                                        /s/ WANDA P. CAMPBELL
                                        --------------------------------------
                                        WANDA P. CAMPBELL,
                                        Individually and on behalf of the
                                        Estate of Roy Edwin Campbell, Deceased